CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the filing of the 2009 financial statements of IMEX International Corp., to be included in a Form S1 filing.

/s/ Robert G. Jeffrey
---------------------
Robert G. Jeffrey

Wayne, New Jersey 07470
February 5, 2010